As filed with the Securities and Exchange Commission on December 15, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

LIBERTY MEDIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	12300 Liberty Boulevard Englewood, Colorado 80112	84-1288730
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective
August 15, 2007)

(Full title of plan)

Copy to:
Charles Y. Tanabe, Esq.	Renee L. Wilm, Esq.
Liberty Media Corporation	Baker Botts L.L.P.
12300 Liberty Boulevard	30 Rockefeller Plaza
Englewood, Colorado 80112	New York, New York 10112
(720) 875-5400	(212) 408-2500
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Liberty Capital Series A Common Stock, $.01 Par Value	200,000	$61.07	$14,523,300.00	$1,035.51
Liberty Starz Series A Common Stock, $.01 Par Value	35,000	$65.98

(1)                                  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated August 15, 2007).

(2)                                  Based upon the average of the high and low prices reported for the Registrant’s Liberty Capital Series A common stock, par value $.01 per share and the Registrant’s Liberty Starz Series A common stock, par value $.01 per share, in each case, on the Nasdaq Global Select Market on December 10, 2010.

(3)                                  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement applies to additional shares of Liberty Capital Series A common stock, par value $.01 per share, of the Registrant relating to the Registrant’s Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (As Amended and Restated Effective August 15, 2007) (the “Plan”), for which Registration Statement on Form S-8 (File No. 333-134114), as filed on May 15, 2006, and Post-Effective Amendment No. 1 to Form S-8 (File No. 333-134114), as filed on March 4, 2008, are effective. This Registration Statement also applies to additional shares of Liberty Starz Series A common stock, par value $.01 per share, of the Registrant relating to the Plan, for which Registration Statement on Form S-8 (File No. 333-149543), as filed on March 4, 2008, and Post-Effective Amendment No. 1 to Form S-8 (File No. 333-149543), as filed on November 23, 2009, are effective.

The contents of the above referenced registration statements are hereby incorporated by reference.

Item 8.            Exhibits.

Exhibit No.	Description

4.1

Specimen Certificate for shares of Liberty Capital Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Statement on Form S-4 (File No. 333-145936) as filed on September 7, 2007).

4.2

Specimen Certificate for shares of Liberty Starz Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A (File No. 001-33982) as filed on November 20, 2009).

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (begins on page II-3)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 15th day of December, 2010.

LIBERTY MEDIA CORPORATION

By:	/s/ Charles Y. Tanabe
Name:	Charles Y. Tanabe
Title:	Executive Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher W. Shean and Charles Y. Tanabe his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ John C. Malone	Chairman of the Board and Director	December 15, 2010
John C. Malone

/s/ Gregory B. Maffei	Chief Executive Officer (Principal Executive Officer), President and Director	December 15, 2010
Gregory B. Maffei

/s/ David J.A. Flowers	Senior Vice President and Treasurer (Principal Financial Officer)	December 15, 2010
David J.A. Flowers

/s/ Christopher W. Shean	Senior Vice President and Controller (Principal Accounting Officer)	December 15, 2010
Christopher W. Shean

/s/ Robert R. Bennett	Director	December 15, 2010
Robert R. Bennett

/s/ Donne F. Fisher	Director	December 15, 2010
Donne F. Fisher

/s/ M. Ian Gilchrist	Director	December 15, 2010
M. Ian Gilchrist

	Director	December , 2010
Evan D. Malone

/s/ David E. Rapley	Director	December 15, 2010
David E. Rapley

Name	Title	Date

/s/ M. LaVoy Robison	Director	December 15, 2010
M. LaVoy Robison

	Director	December , 2010
Larry E. Romrell

	Director	December , 2010
Andrea L. Wong

Exhibit Index

Exhibit No.	Description

4.1

Specimen Certificate for shares of Liberty Capital Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Statement on Form S-4 (File No. 333-145936) as filed on September 7, 2007).

4.2

Specimen Certificate for shares of Liberty Starz Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form 8-A (File No. 001-33982) as filed on November 20, 2009).

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered

23.1	Consent of KPMG LLP

23.2	Consent of Ernst & Young LLP

23.3	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)

24.1	Power of Attorney (begins on page II-3)